UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

FIRST WESTERN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1900 16th Street, Suite 1200
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 531-8100

Former name or former address, if changed since last report: Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒         Emerging growth company

☒         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Effective April 8, 2020, First Western Financial, Inc. (the “Company”) entered into an  employment agreement (the “Employment Agreement”) with Chief Investment Officer,  John Sawyer. The material terms of the Employment Agreement are briefly described below.

The initial term of Mr. Sawyer’s Employment Agreement will expire on December 31, 2020 and will automatically renew for successive one year terms in perpetuity, unless either party give notice to the other 90 days before the end of a particular term. Mr. Sawyer’s Employment Agreement provides an annualized base salary of $300,000,  which shall be reviewed annually and increased as appropriate for market changes. Mr. Sawyer is also eligible to receive annual incentive compensation as governed by the terms set forth in the First Western Financial, Inc. Incentive Plan for Senior Executive Officers. Mr. Sawyer will continue to be eligible to participate in the Company’s long-term incentive plan, savings and retirement plan and welfare benefits plans.

If Mr. Sawyer’s employment is terminated for Cause (as defined in the Employment Agreement) or he resigns without Good Reason (as defined in the Employment Agreement), the Company will pay Mr. Sawyer (i) any unpaid base salary through and including the date of termination or resignation, (ii) any annual bonus earned, but unpaid, for the year immediately preceding the year in which the termination date occurs, and (iii) any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company (the amounts or benefits in (i) through (iii) being referred to collectively as the “Other Accrued Compensation and Benefits”).  If Mr. Sawyer’s employment is terminated due to death or disability, he will be paid the salary earned through the date of his termination, any Other Accrued Compensation and Benefits, a pro-rata annual bonus for the year of termination, and three months’ salary. If Mr. Sawyer’s employment is terminated by the Company without Cause or by Mr. Sawyer for Good Reason, he will be paid one year’s salary,  one year’s target bonus, any Other Accrued Compensation and Benefits, and COBRA benefits.

If the Company undergoes a Change in Control (as defined in the Employment Agreement), and within 24 months of such Change in Control Mr. Sawyer is terminated without Cause or resigns for Good Reason, Mr. Sawyer will be entitled to receive two year’s salary,  two year’s target bonus,  any Other Accrued Compensation and Benefits, and COBRA benefits.  Such payments are subject to reduction so that they will not be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code.

The Employment Agreement includes non-competition and non-solicitation restrictions that continue for 365 days following termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated April 8, 2020, by and between First Western Financial, Inc. and John Sawyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: April 10, 2020	By: /s/ Julie A. Courkamp
Julie A. Courkamp
Chief Financial Officer